            FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT


     DMI FURNITURE, INC., a Delaware corporation (the "Company"), and BANK ONE, INDIANAPOLIS, NATIONAL ASSOCIATION, a national banking association (the "Bank"), parties to an Amended and Restated Credit Agreement dated June 9, 1994, as amended by a First Amendment to Amended and Restated Credit Agreement dated October 11, 1994, by a Second Amendment to Amended and Restated Credit Agreement dated January 10, 1995, by a Third Amendment to Amended and Restated Credit Agreement dated March 10, 1995, and by a Fourth Amendment to Amended and Restated Credit Agreement effective as of August 15, 1995 (collectively, as amended, the "Original Agreement"), agree to amend the Original Agreement by this Fifth Amendment to Amended and Restated Credit Agreement (this "Fifth Amendment") as follows:

     1. DEFINITIONS. Sections 2.c, 2.d, 2.e, 2.f and 2.g of the Original Agreement are amended and restated in their entireties and a new Section 2.ddddd is added to the Original Agreement, all to read as follows:

     c. APPLICABLE CREDIT ENHANCEMENT LETTERS OF CREDIT COMMISSION RATE. "Applicable Credit Enhancement Letters of Credit Commission Rate" means the rate per annum at which the commission due upon each Commission Due Date with respect to each of the Credit Enhancement Letters of Credit will be calculated. This Rate shall be one and one-half percent (1-1/2%) on and after the date of the Fifth Amendment.

     d. APPLICABLE DOCUMENTARY LETTER OF CREDIT COMMISSION RATE. "Applicable Documentary Letter of Credit Commission Rate" means the rate at which the commission due upon the issuance of a Documentary Letter of Credit will be calculated, expressed as a percentage of the maximum amount which may be drawn under the Documentary Letter of Credit. This Rate shall be five-eighths of one percent (5/8%) on and after the date of the Fifth Amendment.

     e. APPLICABLE SPREAD. "Applicable Spread" means Applicable Spread I or Applicable Spread II, as the context requires, and when used in the plural form, refers to both of the Applicable Spreads.

     f. APPLICABLE SPREAD I. "Applicable Spread I" means that number of percentage points to be taken into account in determining the rate per annum at which interest will accrue on the Revolving Loan and on the Overline Loan. The Applicable Spread I shall be three-fourths of one percent (3/4%) on and after the date of the Fifth Amendment.

     g. APPLICABLE SPREAD II. "Applicable Spread II" means that number of percentage points to be taken into account in determining the rate per annum at which interest will accrue on the Term Loan. The Applicable Spread II shall be one percent (1%) on and after the date of the Fifth Amendment.

 ddddd. FIFTH AMENDMENT. "Fifth Amendment" means that agreement entitled "Fifth Amendment to Amended and Restated Credit Agreement" between the Company and the Bank dated as of November 1, 1995.

All other terms defined in the Original Agreement and used in this Fifth Amendment shall have their respective meanings stated in the Agreement.


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     2.   THE LOANS.  Section 3.a(vi) of the Original Agreement is amended and restated in its entirety to read as follows:

     (vi) FACILITY FEE. In addition to interest on the Revolving Loan, the Company shall pay to the Bank a facility fee for each partial or full calendar quarter during which the Revolving Loan Commitment is outstanding in a per annum amount equal to one-fourth of one percent (1/4%) of the average daily excess of the Revolving Loan Commitment over the sum of (A) the principal balance of the Revolving Loan plus
          (B) the aggregate principal balance of all outstanding Letters of Credit issued under the Revolving Loan. Facility fees for each calendar quarter shall be due and payable within ten (10) days following the Bank's submission of a statement showing the amount due.

     3. REPRESENTATIONS AND WARRANTIES. To induce the Bank to enter into this Fifth Amendment, the Company affirms that the representations and warranties contained in the Original Agreement are correct as of the date of this Fifth Amendment, except that (i) they shall be deemed also to refer to this Fifth Amendment, as well as all documents named herein, and (ii) Section 5.d shall be deemed also to refer to the most recent audited (dated September 2, 1995) and most recent unaudited financial statements of the Company furnished to the Bank.

     4. AFFIRMATIVE COVENANTS. Section 7.g of the Original Agreement is amended in its entirety to read as follows:

     (i) CURRENT RATIO. The Company shall maintain the ratio of its current assets to its current liabilities at levels not less than those shown in the following table during the periods indicated:

                         Period                              Current Ratio
                         ------                              -------------

          at each fiscal year end                            2.25 to 1.0
          during each fiscal year until fiscal year end      2.00 to 1.0

     (ii) TANGIBLE NET WORTH. The Company shall maintain its Tangible Net Worth at levels not less than those shown in the following table during the periods indicated:

                    Period                                Tangible Net Worth
                    ------                                ------------------

          at fiscal year end 1995 and                        $ 8,500,000
             until February 3, 1996
          at February 3, 1996 and                            $ 8,650,000
             until May 4, 1996
          at May 4, 1996 and                                 $ 8,750,000
             until June 29, 1996
          at June 29, 1996 and                               $ 9,000,000
             until fiscal year end 1996
          at fiscal year end 1996 and                        $ 9,500,000
             until fiscal year end 1997
          at fiscal year end 1997 and                        $10,250,000
             all times thereafter


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  (iii)   RATIO OF DEBT TO TANGIBLE NET WORTH.  The Company shall maintain the ratio of its total liabilities to its Tangible Net Worth at levels not greater than those show in the following table during the periods indicated:

                    Period                                     Ratio
                    ------                                     -----

          at September 3, 1995 and until
             December 2, 1995                               3.60 to 1.0
          at December 2, 1995 and until
             March 2, 1996                                  3.50 to 1.0
          at March 2, 1996 and until
             fiscal year end 1996                           3.25 to 1.0
          at fiscal year end 1996 and until
             fiscal year end 1997                           2.95 to 1.0
          at fiscal year end 1997 and at
             all times thereafter                           2.60 to 1.0

          For purposes of testing compliance with this covenant, the term "liabilities" shall include the present value of all capital lease obligations of the Company, determined as of any date the ratio is to be tested.

     (iv) FIXED CHARGE COVERAGE RATIO. For each period of four consecutive fiscal 13-week periods ending on and after the date of the Fifth Amendment, the Company shall maintain a fixed charge coverage ratio of not less than 1.25 to 1.0. For purposes of this covenant, the phrase "fixed charge coverage ratio" means the ratio of the sum of net income (adjusted to exclude the reserve set aside for the closing of the Company's facility in Gettysburg, Pennsylvania, occurring during fiscal year 1996 in an amount not to exceed $995,000, which adjustment shall be made only so long as such reserve was set aside during the period tested) plus depreciation, amortization and interest expense over the sum of current maturities of term debt, including current capital lease payments, plus interest expense, plus expenditures for fixed assets and cash used to pay income tax expenses.

     5. EVENTS OF DEFAULT. The Company certifies that no Event of Default or Unmatured Event of Default under the Original Agreement, as amended by this Fifth Amendment, has occurred and is continuing as of the execution date of this Fifth Amendment, except as provided in Paragraph 6 below.

     6. NONCOMPLIANCE WITH ORIGINAL AGREEMENT. The Bank waives the exercise of its remedies available under the Original Agreement for the failure of the Company to comply with the provisions of Section 7.g(ii) of the Original Agreement for the Company's fiscal year ended on September 2, 1995. The Bank expects the Company to be in compliance with the financial covenants of the Original Agreement, as amended by this Fifth Amendment, on the date of this Fifth Amendment and at all times thereafter. This waiver shall not be construed as a commitment on the part of the Bank to grant any similar or any other waiver in the future.


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     7.   CLOSING DOCUMENTS.  As conditions precedent to the effectiveness of this Fifth Amendment, the Bank shall first receive the following contemporaneously with the execution and delivery of this Fifth Amendment, each duly executed, dated and in form and substance satisfactory to the Bank:

     A. A certified copy of the resolutions of the Board of Directors of the Company, authorizing the execution, performance and delivery of this Fifth Amendment and the other documents named herein;

     B. The Company's audited financial statements for its fiscal year ended on September 2, 1995; and

     C.   Such other documents as are reasonably required by the Bank.

     8. EFFECT OF FIFTH AMENDMENT. Except as amended in this Fifth Amendment, all of the terms and conditions of the Original Agreement shall continue unchanged and in full force and effect together with this Fifth Amendment.

     IN WITNESS WHEREOF, the Company and the Bank, by their respective duly authorized officers, have executed and delivered in Indiana this Fifth Amendment to Amended and Restated Credit Agreement on this 1st day of November , 1995.

                                        DMI FURNITURE, INC.


                                        By: /s/Joseph G. Hill
                                           ----------------------------------
                                           Joseph G. Hill, Chief Financial
                                              Officer


                                        BANK ONE, INDIANAPOLIS, NA


                                        By: /s/D. Kelly Queisser
                                           ----------------------------------
                                           D. Kelly Quiesser, Vice President


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